Exhibit 10.5.1

FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT
This FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”), dated as of January __, 2025, is entered into by and among Playtika Ltd., a company organized under the laws of the State of Israel (“Buyer”), SuperPlay Ltd., a company organized under the laws of the State of Israel (the “Company”), and Gigi Levy-Weiss, solely in his capacity as representative of the Company Securityholders (the “Representative”).
Whereas, the parties hereto (and additional parties) entered into that certain Share Purchase Agreement dated September 18, 2024 (the “Share Purchase Agreement”);
Whereas, the parties hereto have agreed to amend the Share Purchase Agreement pursuant to Section 11.2 thereof, all as set forth in this Amendment.
    Now, Therefore, in consideration of the foregoing and the mutual promises hereinafter set forth, the parties hereto hereby agree to amend the Share Purchase Agreement as follows:
1.Unless otherwise specifically set forth herein, capitalized terms not defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.
2.The preface to this Amendment constitutes an integral part thereof.
3.The following amendment shall apply to the Share Purchase Agreement, effective immediately:
3.1In sub-Section 2.6(c) of the Share Purchase Agreement (“Determination of Final Closing Statement”), the first sentence shall be amended by striking the term “Seventy Five (75)” and replacing it with “One Hundred and Five (105)” to read as follows:

“Within One Hundred and Five (105) days following the Closing Date (the “Draft Closing Statement Deadline”), Buyer shall provide to the Representative a statement setting forth Buyer’s calculation of the (i) Closing Date Cash and Cash Equivalents, (ii) Closing Date Working Capital, (iii) Closing Date Indebtedness, (iv) Closing Date Transaction Expenses; (v) the Interim Period Adjustment Amount; the (vi) Interim Period Closing Adjustment Payment; and (vii) the Closing Date Purchase Price based upon such items (such estimates in clauses (i)-(vii), collectively, the “Draft Closing Statement”) or an acceptance statement of the Estimated Closing Statement (the “Buyer Acceptance Statement”).”
4.For the removal of doubt, it is hereby clarified that, other than as specifically provided herein, the provisions of the Share Purchase Agreement (including, without limitation, the remaining part of Section 2.6(c) of the Share Purchase Agreement) shall remain in full force and effect.

5.This Amendment shall be governed in all respects by the laws of the State of Israel, without regard for the conflict of law provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction located within the district of Tel Aviv in respect of any dispute arising out of or in connection with this Amendment.
6.This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.
BUYER:
PLAYTIKA LTD.
By: /s/ Craig Abrahams
Name: Craig Abrahams
Title: Director
COMPANY:
SUPERPLAY LTD.
By:     /s/ Gilad Almog
Name: Gilad Almog
Title: CEO
REPRESENTATIVE:
GIGI LEVY-WEISS, as the Representative

By: /s/ Gigi Levy-Weiss        ___
Name:
Title: